UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 9, 2012

TIME AND DATE:	9:00 a.m. local time on Friday, November 9, 2012.

PLACE:	Executive Offices of the Company 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Directions to the Annual Meeting can be obtained by calling the Shareholder Services Department at 866.655.3650.

ITEMS OF BUSINESS:	(1) To elect five individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on August 13, 2012.

ANNUAL REPORT:	Our 2011 Annual Report, which is not a part of the proxy soliciting material, has been mailed to each of our stockholders of record as of the close of business on May 10, 2012.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	The Proxy Statement, including a form of proxy, and our 2011 Annual Report to Stockholders are available online at www.behringerharvard.com/proxy.

PROXY VOTING:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the pre-addressed, postage-paid envelope provided, or by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

/s/ Terri Warren Reynolds

Terri Warren Reynolds
Secretary

August 27, 2012
Addison, Texas

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 9, 2012

We are providing these proxy materials in connection with the solicitation by the board of directors of Behringer Harvard Opportunity REIT I, Inc. (“Behringer Harvard Opportunity REIT I,” the “Company,” “we,” “our,” or “us”), a Maryland corporation, of proxies for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 9, 2012, at 9:00 a.m. local time at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of 2012 Annual Meeting.

This proxy statement (the “Proxy Statement”), which includes the Notice of the 2012 Annual Meeting, and the accompanying form of proxy, and voting instructions are first being mailed or given to stockholders on or about August 27, 2012.

Annual Report

Our Annual Report for the year ended December 31, 2011, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”), was mailed to each of our stockholders of record as of the close of business on May 10, 2012.  Stockholders eligible to vote at the Annual Meeting that were not stockholders of record as of the close of business on May 10, 2012 will receive a copy of our Annual Report enclosed with this Proxy Statement.

Our Annual Report on Form 10-K, as filed with the SEC, may be accessed online through the website maintained for us at www.behringerharvard.com or through the SEC’s website at www.sec.gov.  In addition, you may request a copy of our Annual Report by writing or telephoning us at the following address:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3600.  If requested by stockholders, we will also provide copies of exhibits to our Annual Report on Form 10-K for a reasonable fee.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on August 13, 2012 (the “Record Date”) are entitled to receive the accompanying notice and to vote their shares at the Annual Meeting.  As of the Record Date, there were 56,500,472 shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

To vote by proxy, simply mark your proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided.  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the five nominees named herein.  With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval.  Withheld votes, abstentions, and broker non-votes (discussed below) will be counted as present and entitled to vote for purposes of determining the existence of a quorum, but will not be counted as votes cast.

A broker “non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.  On July 1, 2009, the SEC eliminated the ability of brokers to exercise discretionary voting in uncontested director elections at stockholder meetings that are held on or after January 1, 2010.  The change prohibits brokers from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner.  Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the Annual Meeting.

A majority of the votes represented in person or by proxy at the Annual Meeting and entitled to vote is required for the election of each director, provided a quorum is present.  Withheld votes and broker non-votes will have the effect of a vote against each nominee for director.

Proxy Voting by Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards.  Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards.  The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the enclosed proxy card for instructions.  If you choose not to authorize a proxy by telephone or by Internet, please complete, sign, and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal to elect directors discussed in this Proxy Statement and specified in the Notice of the 2012 Annual Meeting.  If other matters are properly presented at the Annual Meeting for consideration, and if you properly submit your vote by proxy, the persons named in the proxy will have the discretion to vote on those matters for you.  As of the date of this Proxy Statement, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of such revocation to the Secretary of the Company;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy will be counted); or

•                  attending and voting your shares in person at the Annual Meeting.  Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Proxy Solicitation

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation material that we may provide to stockholders.  We have engaged employees of Harvard Property Trust, LLC (“Harvard Property Trust”), an affiliate of our sponsor and advisor, Behringer Harvard Opportunity Advisors I, LLC (“Behringer Harvard Opportunity Advisors I” or our “Advisor”), to assist with the solicitation of proxies in conjunction with the Annual Meeting for a fee of $35,000, plus reasonable actual out-of-pocket expenses.  Furthermore, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Apart from the arrangements with Harvard Property Trust described above, our officers and employees of our Advisor or its affiliates may also solicit proxies, but they will not be paid additional compensation for these services.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of five members, three of whom (Barbara C. Bufkin, Terry L. Gage, and Steven J. Kaplan) have been determined by the board of directors to be “independent” as the term is defined in our charter and the New York Stock Exchange (“NYSE”).  The board of directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2013 Annual Meeting of Stockholders:  Robert M. Behringer, Robert S. Aisner, Barbara C. Bufkin, Terry L. Gage, and Steven J. Kaplan.  Each nominee currently serves as a director and, if reelected as a director, will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.  The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

The principal occupations and certain other information about the nominees are set forth below.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

Robert M. Behringer, 64, has served as our Chairman of the Board and a director since our inception in November 2004.  From November 2004 until June 2008, he also served as Chief Executive Officer and Chief Investment Officer.  He has also served as the sole manager and Chief Executive Officer of Behringer Harvard Holdings, LLC (“Behringer Harvard Holdings”), the indirect parent corporation of our Advisor, since December 2001.  Mr. Behringer has also served as Chairman of the Board and a director of Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I”) since June 2002, Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”) since December 2007, and Behringer Harvard Opportunity REIT II, Inc. (“Behringer Harvard Opportunity REIT II”) since January 2007, each a publicly registered real estate investment trust, and Behringer Harvard Multifamily REIT II, Inc. (“Behringer Harvard Multifamily REIT II”), a REIT that is still in registration with the SEC, since April 2007.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP (“Behringer Harvard Short-Term Opportunity Fund”) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (“Behringer Harvard Mid-Term Value Enhancement Fund”), each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP (“Behringer Harvard Strategic Opportunity Fund I”) and Behringer Harvard Strategic Opportunity Fund II LP (“Behringer Harvard Strategic Opportunity Fund II”), private real estate limited partnerships.  Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other companies affiliated with Behringer Harvard Holdings.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately-held REIT formed by Mr. Behringer that has been liquidated and that had an asset value of approximately $174 million before its liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc.

(now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension fund advisors and owners of real estate in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the south-central United States, which included working on mortgage loan “workouts” and restructurings.  The portfolio included institutional-quality office, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Mr. Behringer’s experience at Equitable required him to negotiate unique terms (such as loan length, interest rates, principal payments, loan covenants (i.e., debt to equity ratios), collateral, guaranties and general credit enhancements) for each restructured loan, specifically tailored to the debtor’s particular facts and circumstances and market conditions.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management, and finance activities, including, prior to the founding of the Behringer Harvard organization, approximately 140 properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Since the founding of the Behringer Harvard organization and through December 31, 2011, Mr. Behringer’s experience includes over 170 properties, with over 40 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  In addition to being our Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties located in the United States and other countries, including Germany, the Netherlands, England and Australia.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds FINRA Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer was also a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Our board of directors has concluded that Mr. Behringer is qualified to serve as Chairman of the Board and one of our directors for reasons including his over 25 years of experience in real estate investing and having sponsored numerous public and private real estate programs.  With this background, we believe Mr. Behringer has the depth and breadth of experience to implement our business strategy.  Further, as Chairman of the Board and a director of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT I and Behringer Harvard Opportunity REIT II, he has an understanding of the requirements of serving on a public company board and the leadership experience necessary to serve as the Chairman of the Board of our company.

Robert S. Aisner, 65, served as our Chief Executive Officer from June 2008 through January 2012, as our President from our inception in November 2004 through January 2012, and one of our directors since our inception.  In January 2012, Mr. Aisner was appointed Vice Chairman of the Board.  From July 2005 through June 2008, Mr. Aisner served as our Chief Operating Officer.  In addition, Mr. Aisner has served as President (since May 2005), Chief Executive Officer (since July 2009 and from June 2008 until May 2009), and a director (since June 2003) of Behringer Harvard REIT I.  Mr. Aisner also has served as President (from January 2007 through January 2012), Chief Executive Officer (from June 2008 through January 2012), and a director (since January 2007) of Behringer Harvard Opportunity REIT II, as Chief Executive Officer and a director of Behringer Harvard Multifamily REIT I since August 2006 and as President (since April 2007) and Chief Executive Officer (since September 2008) of Behringer Harvard Multifamily REIT II.  Mr. Aisner is also Chief Executive Officer of our Advisor and President and Chief Operating Officer of our sponsor, Behringer Harvard Holdings.

Mr. Aisner has over 30 years of commercial real estate experience.  In addition to Mr. Aisner’s commercial real estate experience, as an officer and director of Behringer Harvard sponsored programs and their advisors, Mr. Aisner has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.  From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as:  (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT that focused on the development, acquisition and management of upscale apartment communities and advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities; (2) President of AMLI Management Company, which oversaw all of AMLI’s apartment operations in 80 communities; (3) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties; (4) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services; and (5) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee.  During Mr. Aisner’s tenure, AMLI was actively engaged in real estate debt activities, some of which were similar to our current loan structures.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  Mr. Aisner is a member of the Board of Directors of the Association of Foreign Investors in Real Estate (AFIRE), the Board of Directors of the National Multi-Housing Council (NMHC), the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA).  From

1984 to 1994, Mr. Aisner served as Vice President of HRW Resources, Inc., a real estate development and management company.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Our board of directors has concluded that Mr. Aisner is qualified to serve as one of our directors for reasons including his over 30 years of commercial real estate experience.  This experience allows him to offer valuable insight and advice with respect to our investments and investment strategies.  In addition, as the Chief Executive Officer of our Advisor and with prior experience as an executive officer of a New York Stock Exchange-listed REIT, Mr. Aisner is able to direct the board of directors to the critical issues facing our company.  Further, as a director of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT I, and Behringer Harvard Opportunity REIT II, he has an understanding of the requirements of serving on a public company board.

Barbara C. Bufkin, 56, has served as one of our directors since March 2005.  Ms. Bufkin is a 30-year veteran of the insurance industry and has been Executive Vice President, Business Development of Argo Group International Holdings, Ltd. since March 2011.  Prior to that, Ms. Bufkin served as Senior Vice President, Business Development of Argo Group International Holdings, Ltd. from August 2007 to March 2011.  Prior to that, from August 2004 until August 2007, Ms. Bufkin was Senior Vice President, Corporate Business Development of Argonaut Group, Inc.  From September 2002 until August 2004, Ms. Bufkin was Vice President of Corporate Business Development of Argonaut.  From 2001 until Ms. Bufkin became an employee of Argonaut in September 2002, she provided insurance and business development consulting services to Argonaut.  From 2000 to September 2002, Ms. Bufkin also provided insurance and business development consulting services to other insurance companies and financial institutions, including consulting services to Swiss Re New Markets, General Re and AIG in connection with the $3 billion workers’ compensation privatization of the Florida Special Disability Trust Fund.  Prior to that, Ms. Bufkin served as Director of Swiss Re New Markets and Chairman, President and Chief Executive Officer of Swiss Re subsidiaries Facility Insurance Corporation (FIC) and Facility Insurance Holding Corporation (FIHC).  Her background also includes nearly 15 years of industry experience in executive positions with Sedgwick Payne Company, E.W. Blanch Company and other insurance industry firms.  Ms. Bufkin graduated cum laude from the State University of New York at Buffalo, with a B.A. in Philosophy.  She is an alumna of the Leadership Texas, Stanford Executive Education, and Wharton Executive Education programs.  She was a Director of the Southwestern Insurance Information Service for eight years.  In 2000, she was nominated to the Texas Women’s Hall of Fame and was selected to the 2004 Class of Leadership America.  Ms. Bufkin was chosen as APIW (Association of Professional Insurance Women) 2012 Insurance Women of the Year.  Ms. Bufkin’s professional, philanthropic, and community service activities include the Argo Foundation in Bermuda (Vice Chair), Centre on Philanthropy, Bermuda (Director and Membership Committee), and Association of Bermuda International Companies (Director).

Our board of directors has concluded that Ms. Bufkin is qualified to serve as one of our directors for reasons including her significant corporate business development experience as an insurance industry executive.  Ms. Bufkin’s background compliments that of our other board members and brings a unique perspective to our board.  She provides valuable knowledge and insight into business development and management issues.

Terry L. Gage, 55, has served as one of our directors since September 2007.  Mr. Gage has more than 20 years of senior management experience in corporate financial management, accounting and administration within the software, engineering, government contracting and professional services industries.  Since May 2010, Mr. Gage has been a business and financial consultant.  From June 2008 to May 2010, Mr. Gage served as Chief Financial Officer and Vice President, Finance of Wilson & Associates, LLC, an interior architectural design firm.  From September 2007 to June 2008, Mr. Gage served as Chief Administrative Officer of Wilson & Associates, LLC.  From 2003 to September 2007, Mr. Gage was a business and financial consultant.  From 1995 to 2003, Mr. Gage served as Executive Vice President and Chief Financial Officer, as well as Treasurer and Assistant Secretary, of Carreker Corporation, formerly a publicly traded consulting and software solutions company for the banking industry.  Prior to joining Carreker, Mr. Gage was Vice President, Chief Financial Officer, Secretary and Treasurer for FAAC Inc., a software engineering and consulting services company, from 1986 to 1995.  He holds a Bachelor of Business Administration degree from Eastern Michigan University and was a Certified Public Accountant from 1982 to 1989.

Our board of directors has concluded that Mr. Gage is qualified to serve as one of our directors and chairman of our audit committee for reasons including his having served as Chief Financial Officer for both public and private companies, including a publicly traded consulting and software solutions company.  Mr. Gage has significant management experience relating to preparing and reviewing financial statements and coordinating with external auditors.

Steven J. Kaplan, 61, has served as one of our directors since February 2006.  Mr. Kaplan also served as a director of Behringer Harvard REIT I from May 2003 until April 2004.  He has over 30 years of experience in the commercial real estate industry.  From 1979 through 1993, Mr. Kaplan was a principal of and general counsel for Edgewood Investment Corporation, a regional real estate firm that acquired, operated and disposed of over 15 apartment communities, 12 shopping centers, 14 office buildings and six hotels.  From 1994 through August 1999, Mr. Kaplan served as the President and Chief Executive Officer of Landauer Associates, Inc., a national valuation and consulting firm.  In this capacity, Mr. Kaplan expanded the services of Landauer to include a national capital markets group as well as an international hospitality division.  Landauer was sold to Grubb & Ellis in August 1999, and Mr. Kaplan served as chief operating officer of this international brokerage and property management firm.  Since leaving Grubb & Ellis in March 2000, Mr. Kaplan has provided advisory services for various real estate service providers, owners and investors and has engaged in the practice of law with a focus on commercial real estate transactions.  Mr. Kaplan is an attorney and is admitted to practice law in Texas, Iowa (inactive) and Illinois (inactive).

Our board of directors has concluded that Mr. Kaplan is qualified to serve as one of our directors for reasons including his significant experience relating to real estate investments and his prior experience serving as a director of Behringer Harvard REIT I.  Mr. Kaplan is a 30-year commercial real estate industry veteran, and has substantial experience as an attorney and general counsel which brings a unique perspective to our board.  In addition, as a former director of Behringer Harvard REIT I, Mr. Kaplan has an understanding of the requirements of serving on a public company board.  Mr. Kaplan continues to represent commercial real estate investors and developers and, as such, remains in tune with industry trends and issues.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board.  Our charter defines an “independent director” as a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor, the Company, our Advisor or any of their affiliates by virtue of (i) ownership of an interest in our sponsor, our Advisor or any of their affiliates, other than the Company, (ii) employment by the Company, our sponsor, our Advisor or any of their affiliates, (iii) service as an officer or director of our sponsor, our Advisor or any of their affiliates, other than as a director of the Company, (iv) performance of services for the Company, other than as a director of the Company, (v) service as a director or trustee of more than three real estate investment trusts, or “REITs,” organized by our sponsor or advised by our Advisor, or (vi) maintenance of a material business or professional relationship with our sponsor, our Advisor or any of their affiliates.  Serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by our sponsor or advised or managed by our Advisor or its affiliates shall not, by itself, cause a director to be deemed associated with our sponsor or our Advisor.  A business or professional relationship is considered “material” under our charter if the aggregate annual gross revenue derived by the director from our sponsor, our Advisor and their affiliates exceeds 5% of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.  An indirect association with our sponsor or our Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, our Advisor, any of their affiliates or the Company.

Although our shares are not listed for trading on any national securities exchange and therefore our board of directors is not subject to the independence requirements of the NYSE or any other national securities exchange, our board has evaluated whether our directors are “independent” as defined by the NYSE.  The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that the majority of the members of our board, and each member of our audit committee, compensation committee, and nominating committee, is “independent” as defined by our charter and the NYSE.

Board Leadership Structure and Risk Oversight

Since June 2008, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer.  Mr. Behringer, as our Chairman of the Board, is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders, and Michael J. O’Hanlon, as our Chief Executive Officer, is responsible for the general management of the business, financial affairs and day-to-day operations of the Company.  As our directors continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management.  Accordingly, we believe this structure is the best governance model for the Company and our stockholders.

The Company does not have a lead independent director.  Because our board of directors is small in size and each board member is kept apprised of our business and developments impacting our business, we have not designated a single lead independent director.  A majority of our board is comprised of independent directors.  The agenda for each meeting is set by the Chairman in consultation with the other directors and management.  Our audit committee, compensation committee, and nominating committee are all comprised entirely of independent directors.

The board of directors oversees risk through (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) the required approval by the board of directors of all transactions, including, among others, acquisitions and dispositions of properties, financings and the engagement of our Advisor and property manager, (3) the oversight of our business by the compensation, audit, and nominating committees and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2011, the board met 13 times and took action by unanimous written consent two times.  Each of our independent directors attended all of the meetings of the board and all meetings of the committees on which he or she served during 2011.  In addition, Messrs. Behringer and Aisner each attended 10 of the board meetings held in 2011.  We encourage our directors to attend our annual meeting of stockholders.  In 2011, all of our directors attended the annual meeting of stockholders.  Our entire board considers all major decisions concerning our business, including any investments we make.  However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting.

The board of directors has established three permanent committees: the audit committee; the compensation committee; and the nominating committee.  Each committee is comprised solely of independent directors Barbara C. Bufkin, Terry L. Gage, and Steven J. Kaplan, each of whom qualifies as “independent” under our charter as well as the NYSE rules and applicable SEC rules.  Each committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerharvard.com.  During the fiscal year ended December 31, 2011, the audit committee met five times and the nominating committee met two times.  The compensation committee did not meet in 2011.

Audit Committee.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, to review the Company’s major financial risk exposures and the steps taken to monitor and minimize those exposures and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.  Mr. Gage is the chairman of the audit committee, and our board of directors has determined that Mr. Gage is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee.  Our board of directors also has established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors.  Mr. Kaplan is the chairman of the compensation committee.  The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if we determine to compensate them, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising the board on changes in compensation.  The Company does not have employment agreements with the executive officers and other key personnel of us, our Advisor and its affiliates.  If we determine to hire employees, our compensation committee also would be charged with overseeing our compensation practices with respect to those employees.  Currently, we do not compensate our executive officers, and only our directors who are not employed by us or our affiliates, or by Behringer Harvard Opportunity Advisors I or its affiliates, receive compensation for their services to us.  Our executive officers do not have a role in determining the amount of director compensation, and our compensation committee has not engaged any compensation consultants to recommend or otherwise determine the amount or form of director compensation.  The compensation committee also administers our 2004 Amended and Restated Incentive Award Plan (the “Incentive Award Plan”).

Nominating Committee.  The nominating committee recommends nominees to serve on our board of directors.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our Amended and Restated Bylaws, as amended (our “Bylaws”).  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the board as a whole is taken into account in considering individual candidates.  The nominating committee seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board.  The nominating committee assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board’s collective skill set that should be addressed in the nominating process.  The nominating committee has determined that the composition of the current board of directors satisfies its diversity objectives.

The nominating committee will evaluate the qualifications of each director candidate against the criteria described above in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our Bylaws is no different than the process for evaluating other candidates considered by the nominating committee.  The nominees to be considered for membership to the board of directors at this Annual Meeting were recommended and nominated by the nominating committee on August 6, 2012 and approved by the full board.  Ms. Bufkin is the chairman of the nominating committee.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors.  Such parties can contact the board by mail at:  Chairperson of the Behringer Harvard Opportunity REIT I, Inc. Audit Committee, 5600 W. Lovers Lane, Suite 116, No. 138, Dallas, Texas 75209-4330.  The chairperson of the audit committee will receive all communications made by this means and will relay all communications to the board of directors.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct Policy that is applicable to all members of our board of directors, our executive officers and employees of our Advisor and its affiliates.  We have posted the policy on the website maintained for us at www.behringerharvard.com.  If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by promptly posting such information on the website maintained for us as necessary.

Directors’ Compensation

We pay each of our independent directors an annual retainer of $30,000.  In addition, we pay the chairperson of the audit committee an annual retainer of $10,000 and the chairpersons of our nominating and compensation committees annual retainers of $5,000 each.  These retainers are payable quarterly in arrears.  In addition, we pay each non-employee director (a) $1,500 for each board of directors or committee meeting attended in person or by telephone if the non-employee director is at least 300 miles from the site of the meeting , (b) $750 for each board of directors or committee telephonic meeting, and (c) $750 for each written consent considered by the director.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors.  If a director is also an employee of us, or an employee of Behringer Harvard Opportunity Advisors I or its affiliates, we do not pay compensation for services rendered as a director.

Under our Incentive Award Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of common stock on the date he or she first becomes a director and upon each person’s reelection as a director.  Options granted prior to 2008 have an exercise price of $9.10 per share, options granted in 2008 have an exercise price of $9.50 per share, options granted in 2009 have an exercise price of $8.17, options granted in 2010 have an exercise price of $8.03, and options granted in 2011 have an exercise price of $7.66 per share.  Options granted to non-employee directors prior to 2008 pursuant to the Incentive Award Plan became exercisable as to 25% of the original option grant during 2010.  The remaining 75% will become exercisable as to 25% of the original option grant during 2011 and as to 50% of the original option grant during 2012.  Options granted to non-employee directors in 2008 and after pursuant to the Incentive Award Plan became fully exercisable on the first anniversary of the date of grant.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)

Robert M. Behringer	—		—	—
Robert S. Aisner	—		—	—
Barbara C. Bufkin	$64,250.00	(2)	$4,328	$68,578
Terry L. Gage	$70,750.00	(3)	$4,328	$75,078
Steven J. Kaplan	$66,500.00	(4)	$4,328	$70,828

(1)         The value of stock option awards represents the amount of compensation cost under Accounting Standards Codification (“ASC”) Topic 718.

(2)         Includes payment of $17,000 in 2011 for services rendered in 2010.

(3)         Includes payment of $18,250 in 2011 for services rendered in 2010.

(4)         Includes payment of $17,750 in 2011 for services rendered in 2010.

Incentive Award Plan

The Incentive Award Plan was approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005.  The Incentive Award Plan is administered by our board of directors and provides for equity awards to our employees, directors and consultants and those of our affiliates.  A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan.  An option to acquire 1,250 shares was awarded to Mr. Kaplan on February 17, 2006 when he was elected to our board of directors.  In addition, on that date, an option to acquire 5,000 shares of our common stock was awarded to each of Ms. Bufkin and Robert J. Chapman, members of our board of directors.  Options to acquire an additional 5,000 shares of our common stock were awarded to each of Ms. Bufkin, Mr. Chapman and Mr. Kaplan on both June 29, 2006 and June 21, 2007 in connection with their reelection to our board of directors; however, upon his resignation from the board of directors in August 2007, Mr. Chapman forfeited the option to purchase 5,000 shares of our common stock that was awarded to him on June 21, 2007.  An option to acquire 3,333 shares of our common stock was awarded to Mr. Gage on September 24, 2007 when he was elected to our board of directors.  Options to acquire an additional 5,000 shares of our common stock were awarded to each of Ms. Bufkin, Mr. Gage and Mr. Kaplan on July 24, 2008, June 22, 2009, October 18, 2010, and October 17, 2011 in connection with their reelection to our board of directors.  As of December 31, 2011, these are the only options to acquire shares of our common stock that have been awarded pursuant to the Incentive Award Plan.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	79,792	$8.53	10,920,209	*
Equity compensation plans not approved by security holders	—	—	—
Total	79,792	$8.53	10,920,209	*

* All shares authorized for issuance pursuant to awards not yet granted under the Incentive Plan.

Executive Officers

In addition to Robert M. Behringer and Robert S. Aisner, as of August 13, 2012 the following individuals serve as our executive officers:

Michael J. O’Hanlon, 60, was elected our Chief Executive Officer and President in January 2012.  Mr. O’Hanlon also serves as Chief Executive Officer and President of several other Behringer Harvard—sponsored programs, including Behringer Harvard Opportunity REIT II.  Prior to his appointment as an officer of the Company, Mr. O’Hanlon was an independent director of Behringer Harvard Multifamily REIT II from September 2011 through December 2011.  From September 2010 to December 2011, Mr. O’Hanlon was President and Chief Operating Officer of Billingsley Company, a major Dallas, Texas based owner, operator and developer that has interests in commercial office, industrial, retail, and multifamily properties. From November 2007 to October 2009, Mr. O’Hanlon served as Chief Executive Officer and President for Inland Western Retail Real Estate Trust, Inc., a public non-traded REIT, where he was responsible for an $8.5 billion national retail and office portfolio consisting of 335 properties and 51 million square feet. From January 2005 to October 2007, Mr. O’Hanlon served as head of Asset Management for Inland Real Estate Group of Companies.  In total, Mr. O’Hanlon has over 30 years of management experience with public and private firms with commercial real estate portfolios, with a broad range of responsibilities including overseeing acquisitions, dispositions, restructurings, joint ventures and capital raising, and with experience with a diverse group of real estate-related investments including multifamily and debt-related investments.  Mr. O’Hanlon received a Masters of Business Administration, Finance-Money and Financial Markets degree in 1979 from Columbia University Graduate School of Business.  Mr. O’Hanlon has also received a Bachelor of Science, Accounting degree in 1973 from Fordham University. Mr. O’Hanlon has served and been an active member of the Real Estate Roundtable, NAREIT, ICSC and ULI.

Andrew J. Bruce, 40, was elected our Chief Financial Officer in February 2012.  Mr. Bruce also serves as Chief Financial Officer of Behringer Harvard Opportunity REIT II.  Mr. Bruce will continue to serve as Senior Vice President of Capital Markets for Behringer Harvard, a role in which he has served since March 2006, and be responsible for managing the financing activities for the Behringer Harvard programs, including the structuring and placement of commercial debt for new acquisitions and developments, for the refinancing of existing debt, debt restructurings, and for fund level credit facilities.  Prior to joining Behringer Harvard, from 1994 to early 2006, Mr. Bruce worked for AMLI Residential Properties Trust in Dallas and in Chicago. While at AMLI, Mr. Bruce was responsible for placing AMLI’s secured and unsecured debt and for overseeing the underwriting projections for new development and co-investment projects. Mr. Bruce holds a Masters in Business Administration degree from the University of Chicago, and a CPA designation. Mr. Bruce graduated from Western Michigan University with a Bachelor of Business Administration degree. Associations that Mr. Bruce is currently affiliated with include ULI (Full Member and Inner-City Council Leader), NAREIT, and Family Gateway Affordable Housing, Inc. where he serves as a board member and Vice Chairman.

M. Jason Mattox, 36, has served as our Executive Vice President since March 2006.  Mr. Mattox also serves as an Executive Vice President of our advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT I. From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.  Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds FINRA Series 7, 24 and 63 registrations.  Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Michael D. Cohen, 37, has served as our Executive Vice President since October 2011.  Mr. Cohen also serves as Executive Vice President of Behringer Harvard Holdings and Executive Vice President—International Platform of Harvard Property Trust. Mr. Cohen also works closely with Behringer Securities LP, a subsidiary of Behringer Harvard, to develop institutional investments and manage relationships with the company’s institutional investors. Mr. Cohen joined Behringer Harvard in 2005 from Crow Holdings, the investment office of the Trammell Crow Company, where he concentrated on the acquisition and management of the firm’s office, retail, and hospitality assets. Mr. Cohen began his career in 1997 at Harvard Property Trust and Behringer Partners, predecessor companies to Behringer Harvard. He received a Bachelor of Business Administration degree from the University of the Pacific in Stockton, California, and a Masters degree in Business and Finance from Texas Christian University in Fort Worth, Texas. He is a member of the Association of Foreign Investors in Real Estate.

Executive Compensation

Our executive officers do not receive compensation from us for services rendered to us.  Our executive officers are also officers of our Advisor and its affiliates and are compensated by these entities, in part, for their services to us.  We neither separately compensate our executive officers nor reimburse our Advisor for any compensation paid to their employees who also serve as our executive officers, other than through the general fees and expense reimbursements we pay to them under the advisory management agreement.  As a result, we do not have, and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or compensation committee report, in this Proxy Statement.  See “Certain Transactions” below for a discussion of the fees paid to and services provided by our Advisor and its affiliates.

If we determine to compensate our named executive officers in the future, the compensation committee will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2011 or formerly served as an officer of the Company or any of our subsidiaries.  In addition, during the fiscal year ended December 31, 2011, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers or directors serving as a member of our board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company.  These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation.  Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC.  Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2011, or written representations that no additional forms were required, to the best of our knowledge all required Section 16(a) filings were timely and correctly made by reporting persons during 2011.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of August 13, 2012 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our executive officers, and our directors and executive officers as a group.  The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Robert M. Behringer (2)	21,739	*
Robert S. Aisner (3)	—	—
Michael J. O’Hanlon	—	—
Andrew J. Bruce	—	—
Michael D. Cohen	—	—
M. Jason Mattox (4)	385	*
Barbara C. Bufkin	22,500	*
Steven J. Kaplan	20,625	*
Terry L. Gage	16,667	*
All directors and executive officers as a group (nine persons) (5)	81,916	*

*                 Represents less than 1%

(1)          Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following August 10, 2012.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)          Includes 21,739 shares of common stock owned by Behringer Harvard Holdings.  It does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  As of August 10, 2012, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)          Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Aisner controls the disposition of 4% of the limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(4)          Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Mattox controls the disposition of 1.5% of the limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

(5)          Does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  The actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors of Behringer Harvard Opportunity REIT I, Inc. (the “Company”) reviews the Company’s financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the audit committee has met and held discussions with management and Deloitte & Touche LLP, our independent registered public accounting firm, regarding the fair and complete presentation of the Company’s results of operations.  The audit committee has discussed significant accounting policies applied by the Company in its audited financial statements, as well as alternative treatments.  Management represented to the audit committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the audit committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including its Advisor and its affiliates, including the matters in the written disclosures and the letter provided to the audit committee by the independent registered public accounting firm as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The audit committee has concluded that the independent registered public accounting firm is independent from the Company.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.  In addition, the audit committee has selected and the board of directors has ratified the selection of the Company’s independent registered public accounting firm.  The following independent directors, who constitute the audit committee, provide the foregoing report.

AUDIT COMMITTEE:

Terry L. Gage, Chairman
Barbara C. Bufkin
Steven J. Kaplan

The foregoing report shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) has served as our independent registered public accounting firm since September 2, 2005.  Our management believes that Deloitte is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm.  The audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests.  Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

One or more representatives of Deloitte have been invited and are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the years ended December 31, 2011 and 2010 ($ in thousands):

	2011	2010
Audit Fees(1)	$592	$580
Audit-Related Fees(2)	—	—
Tax Fees(3)	10	9
All Other Fees	—	—
Total Fees	$602	$589

(1) Audit fees consisted of professional services performed in connection with the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q.

(2) Audit-related fees consisted of professional services performed in connection with the audit of historical financial statements for property acquisitions and Sarbanes-Oxley Act Section 404 advisory services.

(3) Tax fees consist principally of assistance with matters related to tax compliance, tax planning and tax advice.

The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee’s Pre-Approval Policies and Procedures

Our audit committee must approve any fee for services to be performed by our independent registered public accounting firm in advance of the service being performed.  For proposed projects using the services of our independent registered public accounting firm that are expected to cost under $100,000, our audit committee will be provided information to review and must approve each project prior to commencement of any work.  For proposed projects using the services of our independent registered public accounting firm that are expected to cost up to $100,000, our audit committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent registered public accounting firm.  If additional amounts are needed, our audit committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue.  Approval by our audit committee may be made at its regularly scheduled meetings or as permitted by our Bylaws, including by telephonic or other electronic communications.  We will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to our audit committee on a regular basis.

Our audit committee approved all of the services provided by, and fees paid to, Deloitte & Touche during the years ended December 31, 2011 and 2010.

CERTAIN TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We do not currently have written formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.  Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.  Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

However, in order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our Advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities.  As a general rule, any related party transactions must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction.  In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Related Party Transactions

Since the Company’s inception, our Advisor or its predecessors have been responsible for managing our day-to-day affairs and for, among other things, identifying and making acquisitions and other investments on our behalf.  The Company’s relationship with our Advisor, including the fees paid by us to our Advisor or the reimbursement of expenses by us for amounts paid, or incurred by our Advisor, on our behalf has been governed by the Amended and Restated Advisory Management Agreement dated as of December 29, 2006, as amended (the “Original Agreement”).

Recently, our Advisor and the Company, through members of our audit committee, considered and discussed the application of certain fee and expense reimbursement provisions contained in the Original Agreement.  To clarify the calculation of these fees and expense reimbursements and to, among other things, revise the calculation of the debt financing fee that may be paid to our Advisor, we entered into the Second Amended and Restated Advisory Management Agreement (the “Amended Agreement”) with our Advisor on May 13, 2011.  On December 20, 2011, we entered into the First Amendment to the Amended Agreement (the “First Amendment”) which is effective as of January 1, 2012.  Under the First Amendment, the annual asset management fee payable by us to the Advisor was reduced from 0.75% to 0.60% of the aggregate asset value of acquired real estate and real estate related assets.  Also on December 20, 2011, we renewed the Amended Agreement, as amended by the First Amendment, through December 31, 2012.  Other than as described above, the terms of the Amended Agreement remain unchanged.

During 2011, we paid Behringer Harvard Opportunity Advisors I an annual asset management fee of 0.75% of the aggregate asset value of acquired real estate and real estate related assets.  The fee was payable monthly in arrears in an amount equal to one-twelfth of 0.75% of the aggregate asset value as of the last day of the month.  For the year ended December 31, 2011 we expensed $5.4 million of asset management fees.  During the three months ended March 31, 2012, we paid Behringer Harvard Opportunity Advisors I an annual asset management fee of 0.60% of the aggregate asset value of acquired real estate and real estate related assets.  The fee is payable monthly in arrears in an amount equal to one-twelfth of 0.60% of the aggregate asset value as of the last day of the month.  For the three months ended March 31, 2012, we incurred $1 million of asset management fees.

Behringer Harvard Opportunity Advisors I, or its affiliates, receives acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development, or construction of real property or 2.5% of the funds advanced in respect of a loan.  Under the Amended Agreement, we have and will reimburse our Advisor for acquisition expenses paid or incurred by our Advisor on our behalf, provided that those expenses are documented by reasonably detailed and itemized invoices.  The Amended Agreement eliminates the 0.5% cap on our obligation to reimburse acquisition expenses.  We expensed $0.4 million and $0.1 million in acquisition and advisory fees in the year ended December 31, 2011 and the three months ended March 31, 2012, respectively.

Under the Amended Agreement, the debt financing fee paid to our Advisor for an originated loan will be 1%.  Amounts due to our Advisor for a loan extension will be 40 basis points for the first year of any extension (provided the extension is for at least 120 days), an additional 30 basis points for the second year of an extension, and another 30 basis points for the third year of an extension, prorated for any extension period less than a full year.  The maximum debt financing fee for any extension of three or more years is 1%.  Under the Original Agreement, our Advisor was entitled to a full 1% fee regardless of the length of the extension.  We incurred $0.9 in debt financing fees for the year ended December 31, 2011.  We did not incur any debt financing fees for the three months ended March 31, 2012.

We reimburse our Advisor or its affiliates for all expenses paid or incurred by them in connection with the services they provide to us, including direct expenses and the costs of salaries and benefits of persons employed by those entities and performing services for us, subject to the limitation that we do not reimburse for any amount by which our Advisor’s operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of:  (1) 2% of our average invested assets or (2) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.  Notwithstanding the preceding sentence, we may reimburse our Advisor for expenses in excess of this limitation if a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  The salaries and benefits that we reimburse to our Advisor exclude the salaries and benefits that our Advisor or its affiliates may pay to our named executive officers.  For the year ended December 31, 2011 and the three months ended March 31, 2012, we expensed costs for administrative services of $2 million and $0.5 million, respectively.

We pay HPT Management Services LLC, Behringer Harvard Real Estate Services, LLC, or Behringer Harvard Opportunity Management Services, LLC (collectively, “BH Property Management”), affiliates of our Advisor and our property managers, fees for management, leasing, and construction supervision of our properties, which may be subcontracted to unaffiliated third parties.  Such fees are equal to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay BH Property Management an oversight fee equal to 0.5% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to BH Property Management with respect to any particular property.  We expensed property management fees or oversight fees of $0.9 million and $0.2 million in the year ended December 31, 2011 and the three months ended March 31, 2012, respectively.

The Company has also obtained a $2.5 million loan from our Advisor to further bridge the Company’s short-term liquidity needs.  The $2.5 million loan bears interest at a rate of 5% and has a maturity date of the earliest of (i) the second anniversary of the date of the note, (ii) the termination without cause of the advisory agreement, or (iii) the termination without cause of the property management agreement.  The balance on the loan at March 31, 2012 was $1.5 million.

At March 31, 2012, we had a payable to our Advisor and its affiliates of $5.8 million.  This balance consists of accrued and deferred fees during 2011, including asset management fees, administrative service expenses, debt financing fees, acquisition fees, property management fees, a loan of $1.5 million and other miscellaneous costs payable to Behringer Harvard Opportunity Advisors I and BH Property Management.

We are dependent on our Advisor and BH Property Management for certain services that are essential to us, including asset acquisition and disposition decisions, property management and leasing services, and other general administrative responsibilities.  In the event that these companies are unable to provide us with the respective services, we would be required to obtain such services from other sources.

ADDITIONAL INFORMATION

Householding

With the consent of affected stockholders, the SEC permits us to send a single copy of our Annual Report and this Proxy Statement to any household at which two or more stockholders reside if they appear to be members of the same family.  Each stockholder continues to receive a separate proxy card.  The procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs.  Only one copy of this Proxy Statement and the 2011 Annual Report will be sent to certain stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and our 2011 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.  If any stockholder residing at such an address desires at this time to receive a separate copy of this Proxy Statement and the 2011 Annual Report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should contact the Shareholder Services Department by phone at 866.655.3650, or by mail at Behringer Harvard Opportunity REIT I, Inc., Attn: Shareholder Services, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Likewise, if any stockholders residing at one household currently receive multiple copies of these documents and would like to receive one set in the future, please contact us.

Stockholder Proposals

The rules promulgated by the SEC require that any proposal by a stockholder for inclusion in the proxy materials for the 2013 Annual Meeting of Stockholders must be received by us no later than April 29, 2013.  Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.  However, if we hold our 2013 Annual Meeting before October 10, 2013 or after December 9, 2013, stockholders must submit proposals for inclusion in our 2013 proxy statement within a reasonable time before we begin to print our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our Bylaws.  Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.13 of our Bylaws must be complied with, including, but not limited to, delivery of notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the annual meeting held in the prior year.  Accordingly, under our Bylaws, a stockholder nomination or proposal intended to be considered at the 2013 Annual Meeting of Stockholders must be received by us no earlier than April 29, 2013 and not later than May 29, 2013.  If we hold our 2013 Annual Meeting before October 10, 2013 or after December 9, 2013, a stockholder nomination or proposal to be considered at the 2013 Annual Meeting must be received by us not earlier than the 120th day prior to the date of the 2013 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2013 Annual Meeting or the 10th day following the day on which disclosure of the date of the 2013 Annual Meeting is first made.  Our Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholder Communications

We have adopted a process for stockholders to send communications to our board.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors” and can also be found on the website maintained for us at www.behringerharvard.com.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Terri Warren Reynolds

Terri Warren Reynolds
Secretary

PO BOX 55046 BOSTON, MA 02205-5908 Your Proxy Vote is Important! We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week, through 11:59 p.m. (Eastern) the day prior to the Annual Meeting. Vote by Internet Please go to the electronic voting site at www.eproxy.com/bh1 and follow the on-line instructions. Vote by Phone Please call us toll free at 1-866-977-7699 and follow the recorded instructions. Vote by Mail Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you authorize your proxy by Internet or telephone, you do not need to mail back your proxy card. Please ensure the address to the right shows through the window of the enclosed postage-paid return envelope. BEHRINGER HARVARD OPPORTUNITY REIT I, INC. ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 9, 2012 9:00 A.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Michael J. O’Hanlon, Andrew J. Bruce, and Terri Warren Reynolds, or any of them individually, and each of them, with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of the Behringer Harvard Opportunity REIT I, Inc. common stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at Behringer Harvard Corporate Headquarters, 15601 Dallas Parkway, Suite 600, Addison, Texas, on November 9, 2012 at 9:00 a.m. Central Time, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting. The undersigned hereby acknowledges receipt of their Notice of Annual Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting. When shares are held in joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument of order that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person. IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS: The Proxy Statement and 2011 Annual Report to Stockholders are available at http:/www.behringerharvard.com/proxy. ELECTRONIC DELIVERY OF PROXY MATERIALS Sign up to receive the 2012 Annual Report to Stockholders and proxy material electronically rather than by mail. To sign up for this optional service, visit www.eproxy.com/bh1. When the materials are available, we will send you an e-mail with instructions that will enable you to receive these materials electronically.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR ALL” nominees in Proposal 1. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “FOR ALL” NOMINEES. Please mark box as shown in this example. X FOR ALL WITHHOLD ALL FOR ALL EXCEPT* 1. Election of Directors (1) Robert M. Behringer (2) Robert S. Aisner (3) Barbara C. Bufkin (4) Terry L. Gage (5) Steven J. Kaplan 2. To vote and otherwise represent the undersigned on any matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owner signature required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Check here if you plan to attend the annual meeting in person. *To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box below: